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EXHIBIT 10.15

                    First Amendment to Employment Agreement

     First Amendment to Employment Agreement, dated as of May 31, 2001 ("First Amendment"), between Edward T. Graham (the "Executive") and Eagle Point Software Corporation (the "Company").

     Whereas, the Executive and the Company have entered in an Employment Agreement dated as of January 2, 2001 (the "Agreement") providing, among other things, for the terms and conditions upon which the Company shall employ the Executive; and

     Whereas, each of the Executive and the Company desire to amend and supplement the Agreement in certain respects as described in this First Amendment.

     Now, therefore, in consideration of the premises and the covenants and agreements hereinafter set forth, the parties agree as follows:

     1. Notwithstanding anything contained in the Agreement to the contrary, if an event constituting Good Reason (as defined below) shall have occurred and be continuing, the Executive shall be permitted to terminate the Agreement upon ten business days' written notice to the Company and shall be entitled to receive such payments and other benefits determined in accordance with Section 4(d) of the Agreement as opposed to Section 4(e) of the Agreement.

     2. As used in this First Amendment, "Good Reason" means, without the Executive's express written consent, the occurrence of any of the following events:

(8) any of (i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position(s), duties, responsibilities or status with the Company as contemplated by the Agreement, (ii) a change in the Executive's reporting responsibilities, titles or offices with the Company as contemplated by the Agreement or
     (iii) any removal or involuntary termination of the Executive from the Company otherwise than as expressly permitted by the Agreement;

(9) a reduction by the Company in the Executive's rate of annual base salary or the Executive's target total annual compensation;

(10) the establishment by the Company of performance goals and similar criteria as a condition to the receipt by the Executive of variable compensation that are less favorable to the Executive than those established for other executives of the Company;

(11) the failure of the Company to provide the Executive with benefits that are, in the aggregate, at least as favorable to him as are provided to him as of the date hereof;

(12) any requirement of the Company that the Executive be based anywhere other than at the Company's facility in Dubuque, Iowa;

(13) the failure of the Company to (i) permit the Executive to participate in the Company's employee benefit plans generally available to executives of the Company, (ii) permit the Executive to take time off for vacation or illness in accordance with the Company's policy for executives or (iii) provide to the Executive all other fringe benefits as are from time to time made generally available to executives of the Company; or

(14) the failure of the Company to comply with its obligations under the Agreement;

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Provided, however, that an isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive shall not constitute Good Reason.

     3. Section 4(d)(ii) of the Agreement is amended by replacing the phrase "at any time before January 1, 2002" with the phrase "at any time on or before January 1, 2002".

     4. Except as expressly modified hereby, the Agreement remains in full force and effect. Upon the execution and delivery hereof, the Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Agreement, and this First Amendment and the Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Agreement.

     5. This First Amendment may be executed in two counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

     In Witness Whereof, the parties hereto have executed this First Amendment as of the date first written above.

                              EAGLE POINT SOFTWARE CORPORATION


                              By:


                                /s/ Thomas O. Miller
                              --------------------------------------
                              Thomas O. Miller
                              Chairman of the Board


Edward T. Graham


 /s/ Edward T. Graham
----------------------------
Edward T. Graham

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